UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 12, 2020
_____________________________________________________________________________________
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 12, 2020, Energizer Holdings, Inc. (the “Company”) announced the appointment of Mark S. LaVigne to the role of Chief Executive Officer, which appointment was approved by the Company’s Board of Directors (the “Board”), and the resignation of current Chief Executive Officer Alan R. Hoskins from that role. Such appointment and resignation each will become effective on January 1, 2021. Mr. Hoskins has agreed to remain with the Company in the capacity of Special Advisor to support the leadership transition by providing advice, guidance and assistance during the transition period. This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2020 to disclose (i) a new compensation arrangement approved by the Human Capital Committee of the Board for Mr. LaVigne and (ii) a new compensation arrangement and a Retirement Transition Agreement, dated November 20, 2020 (the “Retirement Agreement”) between Energizer Brands, LLC and Mr. Hoskins, approved by the Human Capital Committee of the Board in connection with Mr. Hoskins’ retirement. Such compensation arrangements were not available at the time of the original filing.

The Company is filing this Amendment on Form 8-K/A pursuant to Instruction 2 to Item 5.02 of Form 8-K to report information that had not been determined at the time of the original filing.

On November 16, 2020, the Human Capital Committee of the Board approved a new compensation arrangement for Mr. LaVigne in connection with his appointment as Chief Executive Officer of the Company. Effective December 1, 2020, Mr. LaVigne will receive a base salary at an annualized rate of $925,000 per year and be eligible for a target bonus opportunity of 100% of base salary, based on the Company’s financial results for the 2021 fiscal year, and a long-term incentive award valued at approximately $3,850,000.

In addition, on November 20, 2020, the Human Capital Committee of the Board approved the Retirement Agreement, as well as a grant to Mr. Hoskins of restricted stock units (“RSUs”) having a grant-date value of $350,000. Consistent with the Company’s customary compensation practices, such grant will consist of 70% performance-linked RSUs and 30% time-based RSUs. The Retirement Agreement is subject to standard revocation time periods and sets forth certain respective rights and obligations of the Company and Mr. Hoskins during the period beginning on January 1, 2021 through September 30, 2021 (or a date determined in accordance with the terms of the Retirement Agreement) (the “Transition Period”). In addition, the Retirement Agreement provides for certain modified compensation and benefits in lieu of those that would have otherwise been payable under the Company’s executive severance plan. Pursuant to the terms of the Retirement Agreement, Mr. Hoskins will remain employed by the Company during the Transition Period and continue to receive his base salary. All of Mr. Hoskins’ unvested time-based RSUs will remain outstanding during the Transition Period and following his retirement and will vest according to their original vesting dates. Likewise, all of Mr. Hoskins’ unvested performance-linked RSUs will remain outstanding during the Transition Period and following his retirement and will vest according to the Company’s financial results for applicable periods and subject to certain additional conditions. Under their original terms, such time-based and performance-linked RSUs would have vested on a pro rata basis; however, pursuant to the Retirement Agreement, such time-based and performance-linked RSUs will vest in full (subject, in the case of the performance-linked RSUs, to the Company’s financial results for the applicable period). In addition, Mr. Hoskins will be eligible to receive the annual bonus attributable to fiscal year 2020 according to the terms of the Executive Officer Bonus Plan. Mr. Hoskins will not participate in the Executive Officer Bonus Plan during fiscal year 2021; however, he will be eligible to receive a transitional cash bonus equal to 115% of his base salary for fiscal year 2020, which is equivalent to the annual bonus that would have been payable under the terms of the Executive Officer Bonus Plan had Mr. Hoskins been a participant for fiscal year 2021. If the Company terminates Mr. Hoskins’ services without cause prior to September 30, 2021, he will remain entitled to the same bonus payment and vesting of the time-based and performance-linked RSUs as he would have received if he had continued to serve as Special Advisor until his scheduled retirement date of September 30, 2021. The Retirement Agreement contains customary confidentiality, cooperation and non-disparagement provisions, which are perpetual, and non-competition and non-solicitation provisions, which expire on September 30, 2024 (or the date falling three years after the end of the Transition Period, whichever is sooner), as well as a mutual release of claims between the Company and Mr. Hoskins.

The foregoing description is qualified in its entirety by the Retirement Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Transition Agreement, dated November 20, 2020, between Energizer Brands, LLC and Alan R. Hoskins.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: November 20, 2020